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                                                                    Exhibit 99.1


ICU MEDICAL, INC.

                   ICU MEDICAL, INC. REPORTS STOCKHOLDER VOTE


         JUNE 23, 2003, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), the San Clemente based maker of safe medical connectors and custom intravenous systems today announced the results of the voting of its stockholders at its annual Meeting of Stockholders on June 13, 2003. Closing of the voting polls had been adjourned until June 20, 2003.


Jack W. Brown and Richard H. Sherman, M.D. were elected as directors to hold office until the 2006 Annual Meeting.



                                            Votes For            Votes Withheld
                                            ---------            --------------

Jack W. Brown                               12,077,730              511,882

Richard H. Sherman, M.D.                    12,096,506              493,462


A proposal to approve the ICU Medical, Inc. 2003 Stock Option Plan was approved. Votes cast were as follows:

For              Against                Abstain             Broker Non-Vote
---              -------                -------             ---------------
5,767,360        5,554,412              57,288              1,210,552


A proposal to ratify the election of Deloitte & Touche, LLP as the Company's auditors was approved.

For              Against                Abstain             Broker Non-Vote
---              -------                -------             ---------------
12,514,711          26,287              48,614                    -0-




CONTACT: Francis J. O'Brien
         Chief Financial Officer
         ICU Medical, Inc.
         (949) 366-2183